Exhibit 10.10

CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”) is made effective as of the 18th day of August, 2015 (the “Effective Date”) among Hand MD, LLC, a California limited liability company (“Seller”); Kara Harshbarger, Alex Khadavi and Afshin Shargani (each a “Principal Owner”); Synergy CHC Corp., a Nevada corporation (“Synergy”); and Hand MD Corp., a Delaware corporation (“Hand MD”). Hand MD, Synergy, Principal Owners and Seller are sometimes referred to collectively as the “Parties” and individually as a “Party”.

BACKGROUND

A. Seller is engaged in the business of developing, manufacturing, and selling skincare, nail care and nail polish products (the “Products”) (the Products and the business related to the Products is collectively the “Seller Business”).

B. The Principal Owners, either directly or indirectly, collectively own all of the equity of Seller.

C. Seller holds all right, title and interest in and to all Intellectual Property used in the Seller Business.

D. Seller wishes to contribute the Intellectual Property, together with certain other assets, to Hand MD under the terms and conditions set forth below in exchange for shares of the capital stock of Hand MD. Hand MD will be jointly owned by Synergy and Seller.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. Definitions.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person;

“Assigned Contracts” means all contracts, licenses, instruments, obligations, promises, undertaking, and equipment leases and other agreements, whether written or oral, which are used in, support the production and sale of the Products or are related to the Seller Business;

“Closing” means the consummation of the transactions contemplated by this Agreement;

“Files and Records” shall mean all files and records, whether in hard copy or digital, electronic, data, magnetic or other format, of Seller relating to or used in connection with the Seller Business or otherwise relating to the Contributed Assets;

“Intellectual Property” means all intellectual property rights whether protected, created or arising under the laws of the United States or any other jurisdiction, including the following: (i) patents and patent applications; (ii) trademarks and service marks, including all applications and registrations and goodwill related to the foregoing; (iii) copyrights, including all applications and registrations related to the foregoing (including, without limitation, for all designs); (iv) Internet domain names; (v) telephone numbers, electronic mail addresses and social media accounts and registrations, including but not limited to accounts and registrations with Facebook, LinkedIn, Twitter, and other similar services; and (vi) trade secrets, know-how, ideas, creative works, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, software or computer programs, and data base.

“IP Assets” has the meaning set forth in Section 5;

“Knowledge of Seller” or “Seller’s Knowledge” or a similar phrase means, with respect to any matter, the actual knowledge of the members, officers or managers of Seller or the Principal Owners, or facts regarding such matter which reasonably should have been known by such persons after making a diligent inquiry with respect to such matter;

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, any other unincorporated organization or government;

“Transaction Documents” means this Agreement, the Bill of Sale, the IP Assignment Agreement, and the other exhibits and schedules hereto and thereto, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

2. Contribution of Assets. In exchange for the issuance of the Hand MD Securities (as defined below), Seller hereby grants, conveys, assigns, transfers and delivers to Hand MD all rights, title and interest in and to all of its intellectual property assets, including, without limitation, those specific assets set forth on Exhibit A attached hereto, and its Files and Records (collectively, the “Contributed Assets”).

3. Issuance of Hand MD Securities. In exchange for the contribution of the Contributed Assets and Seller’s execution of this Agreement, Hand MD hereby agrees to issue to Seller 1,000,000 shares of its Common Stock (the “Hand MD Securities”), representing fifty percent (50%) of Hand MD’s issued and outstanding capital stock on a fully-diluted basis as of the Closing.

4. Hand MD Representations. Hand MD hereby represents and warrants to Seller as follows:

(a) Corporate Organization. Hand MD is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority and all necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its businesses as now conducted.

(b) Authorization and Validity of Agreement. Hand MD has all requisite power and authority to enter into the Transaction Documents and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents and the performance of Hand MD’s obligations thereunder have been duly authorized by all necessary company action by Hand MD, and no other proceedings on the part of Hand MD are necessary to authorize such execution, delivery and performance. Each of the Transaction Documents has been duly executed by Hand MD and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

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(c) No Conflict or Violation. The execution, delivery and performance by Hand MD of the Transaction Documents (i) does not and will not violate or conflict with any provision of the organizational documents of Hand MD (ii) does not and will not violate any provision of law, rule or regulation, or any order, judgment or decree of any court or other governmental or regulatory authority; (iii) does not violate or will not result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give rise to any acceleration of remedies or any right of termination under, any contract, or other agreement or instrument to which Hand MD is a party.

5. Seller Representations. Seller and each of the Principal Owners hereby jointly and severally represent and warrant as follows:

(a) Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The members of Seller do not, whether in their individual capacities or through any other entity, engage in any other business that competes with the Seller Business.

(b) Qualification to Do Business. Seller has the requisite power and authority and all necessary governmental authority to own, operate or lease the Contributed Assets, and is in good standing in each jurisdiction where the character of its assets owned, operated or leased or the nature of its activities makes such qualification necessary.

(c) Authorization and Validity of Agreement. Seller and the Principal Owners each have all requisite power and authority to enter into the Transaction Documents and to carry out their obligations thereunder. The execution and delivery of the Transaction Documents and the performance of Seller’s and the Principal Owners’ obligations thereunder have been duly authorized by all necessary corporate or member action of Seller, and no other proceedings on the part or in respect of Seller or the Principal Owners is necessary to authorize such execution, delivery and performance. The Transaction Documents have been duly executed by Seller and the Principal Owners and constitute valid and binding obligations, enforceable against Seller and the Principal Owners in accordance with their respective terms.

(d) No Conflict or Violation. The execution, delivery and performance by Seller and the Principal Owners of the Transaction Documents does not and will not (a)(i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or (v) require any consent, exemption or other action by or notice or declaration to, or filing with, any third party of any government entity pursuant to (A) any organizational documents of Seller; (B) any provision of law, rule or regulation, or any order, judgment or decree of any court or other governmental or regulatory authority; (C) any contract, lease, sublease, occupancy agreement, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller is a party or by which Seller is bound or to which any of Seller’s properties or assets is subject; or (D) the Assigned Contracts or other rights, agreements or licenses constituting the Contributed Assets; or (b) otherwise interfere in any material manner with the operation of the Seller Business or the Contributed Assets or have any material adverse effect thereon.

(e) QVC Statements. Attached hereto are financial statements regarding sale of the Products on QVC. The statements are complete and correct and accurately reflect sales of the Products.

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(f) Absence of Undisclosed Liabilities; Indebtedness. Seller has no indebtedness or liability, absolute or contingent, involving, affecting or relating to the Seller Business, the Contributed Assets, or the transactions contemplated by the Transaction Documents.

(g) Intellectual Property.

i.	“IP Assets” means all of the following materials owned or licensed by Seller with respect to the Seller Business: (A) all Intellectual Property used in the Seller Business, including, but not limited to, the proprietary formulas for the Products; (B) all domain names used by the Seller Business; (C) all the content on and accessible through the websites associated with such domain names; and (D) the entire Seller Business marketing database consisting of all available customer information and all marketing, advertising and promotional materials, including logos, colors, videos, booklet designs, catalogs, solicitations, email templates, advertisements and all other Seller Business marketing materials (whether in draft or final form).

ii.	Exhibit A lists all patented, registered, applied-for, and other Intellectual Property used in the Seller Business, and all Intellectual Property of Seller licensed to any third Person (collectively, the “Business Intellectual Property”), including the registration and application information, date of application or issuance and relevant jurisdiction as to each, and whether or not the Business Intellectual Property is owned or licensed. Business Intellectual Property that is licensed by Seller from a third party is “Licensed Intellectual Property”).

iii.	Seller owns all right, title and interest in and to, or has a valid and enforceable license to use, all IP Assets, Business Intellectual Property, and the Licensed Intellectual Property, free and clear of all liens, and all patented or registered Business Intellectual Property is valid and enforceable. Seller has taken commercially reasonable steps to maintain the confidentiality of all information that constitutes a trade secret of the Seller Business. Seller has the valid right to transfer the Intellectual Property included in the Contributed Assets to Hand MD as contemplated hereunder.

iv.	(a) the conduct of the Seller Business, including the delivery and distribution of the Products has not infringed and does not infringe on any Intellectual Property or any other proprietary rights of any individual or entity, including but not limited to the rights of privacy or publicity; (b) no Person is infringing, violating or misappropriating any Business Intellectual Property; (c) Seller has not taken any action, or failed to take any action, during prosecution of any application that could reasonably be expected to result in the invalidation or unenforceability of any registered Business Intellectual Property; (d) Seller is not currently a party to any pending suit, claiming any alleged infringement or misappropriation of any Business Intellectual Property; (e) Seller has not received within the prior three (3) years any written notice, and is not currently a party to any pending suit, claiming any alleged infringement or misappropriation of the Intellectual Property rights of other Persons with respect to its or their use of Intellectual Property or the Products; (f) Seller has not entered into any contract that includes a forbearance to sue or settlement contract with respect to any Intellectual Property; and (g) Seller has not received any written notice of any claim within the prior three (3) years, and is not currently a party to any pending suit, which challenges the validity or enforceability of, Seller’s ownership of or right to use, any Intellectual Property (excluding, for clarity, office actions) or the Products. Seller has secured and has in place a policy to secure valid written confidentiality contracts and assignments of Intellectual Property from all consultants, contractors, employees and customers who contribute or have contributed to the creation, conception, reduction to practice or other development of any Intellectual Property developed on behalf of Seller.

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(h) Compliance with Law. The manufacture and sale of the Products, the operation of the Seller Business, and the business of Seller has been conducted in material compliance with all applicable laws and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Seller and its assets, properties and operations. Seller has not received notice of any violation (or possible violation) of any such law or other legal requirement, and the Seller is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority, applicable to Seller, the Seller Business, or the Contributed Assets. Without limiting the foregoing, Seller has not received any warning letter or untitled letter, report of inspectional observations, including FDA Form 483s, establishment inspection reports, notices of violation, clinical holds, enforcement notices or other documents from the FDA or any other similar governmental entity or any institutional review board or independent ethics committee alleging a lack of material compliance by Company with any laws. No “bulk sales” or similar law applies to the transactions contemplated by this Agreement. Seller holds all permits required for the conduct of the Seller Business and the ownership of its properties.

(i) Litigation. There are no claims, actions, suits, proceedings, complaints or investigations pending or, to the Knowledge of the Seller, threatened, before any federal, state, provincial or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Seller or any of its members, managers, officers, directors, employees, agents or Affiliates involving, affecting or relating to Seller, any member or manager of Seller, the Seller Business, the Contributed Assets, or the transactions contemplated by the Transaction Documents.

(j) Assigned Contracts. Each contract assigned to Hand MD is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights generally and except for the limitations imposed by general principles of equity. Each Assigned Contract will remain in full force and effect without penalty in accordance with its terms upon consummation of the Closing. Seller has performed all payment and other obligations required to be performed by it to date hereunder, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Assigned Contract, and, to the Knowledge of the Seller, no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Knowledge of Seller, no other party to any Assigned Contract is in default in respect thereof, and, to the Knowledge of Seller, no event has occurred which, with due notice or lapse of time or both, would constitute such a default. There is no breach or cancellation or anticipated breach or cancellation by the other parties to any Assigned Contract.

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(k) Title to Contributed Assets. Seller has good and valid title to, or a valid leasehold interest in, the Contributed Assets, free and clear of all liens.

(l) Product and Service Warranties; Adverse Events. Seller has made no express warranty or guarantee to any customer as to services or goods provided by Seller. There is no pending or, to the Knowledge of Seller, threatened claim alleging any breach of any warranty or guarantee. There have not been any adverse events with respect to the Products of the Seller Business.

(m) Clients and Vendors. Seller maintains commercially reasonable relations with each of its clients and vendors, and no event has occurred that could materially and adversely affect Seller’s relations with any client or vendor.

(n) Status. Seller and the Principal Owners each represent and warrant that (a) it has had an opportunity to discuss the business, management and financial affairs of Hand MD, has had access to, the management of Hand MD, and has had the opportunity to review any other information requested by Seller, and (b) Hand MD will be relying upon Seller’s and the Principal Owners’ representations and warranties set forth herein in offering the Hand MD Securities to it. Seller and the Principal Owners further each represent and warrant that: (i)(A) it has adequate net worth and means of providing for its current needs and possible contingencies to sustain a complete loss in the Hand MD Securities, and has no need for liquidity of the Hand MD Securities; (B) it recognizes that ownership of the Hand MD Securities involves substantial risks, including a risk of total loss of the value of the Hand MD Securities, and has taken full cognizance of and understands all of the risk factors related to the ownership of the Hand MD Securities; and (C) it has sufficient knowledge and experience in business and investments, including financial, business and tax matters, to be capable of evaluating the merits and risks of ownership in Hand MD and making an informed decision about ownership in Hand MD; or (ii) is an “accredited investor” as such term is defined in Rule 501 of Regulation D.

(o) Acquisition for Own Account. This Agreement is made with Seller and the Principal Owners in reliance upon such parties’ representations Hand MD, which by its execution hereof Seller and the Principal Owners hereby confirm, that the Hand MD Securities to be received by it will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to the Hand MD Securities.

(p) No Intention to Distribute. Seller and the Principal Owners understand that the Hand MD Securities have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act, and that Hand MD’s reliance on such exemption is predicated in part on the representations set forth herein. Sellers and the Principal Owners realize that the basis for the exemption may not be present if, notwithstanding such representations, Seller has in mind merely acquiring the Hand MD Securities for a fixed or determined period in the future, or for a market rise, or for sale if the market does not rise. Seller and the Principal Owners do not have any such intention.

(q) No Registration. Seller and the Principal Owners understand that the Hand MD Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Hand MD Securities or an available exemption from registration under the 1933 Act, the Hand MD Securities must be held indefinitely. In particular, Seller and the Principal Owners are aware that the Hand MD Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Hand MD. Seller and the Principal Owners represent that, in the absence of an effective registration statement covering the Hand MD Securities, it will sell, transfer, or otherwise dispose of such shares only in a manner consistent with its representations set forth herein and the Bylaws of Hand MD, as the same may be amended from time to time.

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(r) Restrictions on Transfer. Seller agrees that in no event will it make a transfer or disposition of any of the Hand MD Securities (other than pursuant to an effective registration statement under the 1933 Act, or Rule 144 sale in compliance with the terms of such Rule or, to Hand MD’s reasonable satisfaction, pursuant to an exemption from the 1933 Act), unless and until (i) Seller shall have notified Hand MD of the proposed disposition and shall have furnished Hand MD with a statement of the circumstances surrounding the disposition, and (ii) if requested by Hand MD, at the expense of Seller or transferee, it shall have furnished to Hand MD an opinion of counsel, reasonably satisfactory to Hand MD, to the effect that such transfer may be made without registration under the 1933 Act.

(s) No representation or warranty by Seller or the Principal Owners contained in this Agreement, and no statement contained in the Disclosure Schedules or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of Seller or the Principal Owners pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that may materially adversely affect the Contributed Assets, that has not been set forth in this Agreement or the Disclosure Schedules.

6. Execution and Delivery of Instruments. In addition to any other documents to be delivered under other provisions of this Agreement, on the Effective Date the Parties will execute and deliver (a) the IP Assignment Agreement, in substantially the form attached hereto as Exhibit B (the “IP Assignment Agreement”), and (b) a bill of sale substantially in the form attached hereto as Exhibit C (the “Bill of Sale”). Following the Effective Date, Seller agrees to duly execute and deliver or cause to be executed and delivered all instruments of sale, conveyance, transfer and assignment, and all notices, releases, acquittances and other documents that may be necessary to more fully grant, convey, transfer and assign, and deliver to, and vest in, Hand MD the Contributed Assets hereby granted, conveyed, transferred and assigned.

7. Post-Closing Matters. Seller shall preserve and maintain its organizational existence and remain in good standing for a period of at least twenty-four (24) months after the Effective Date. As soon as practicable after the Effective Date, Seller shall take all action necessary to remove all Product and Seller names and logos and color schemes and any other Intellectual Property or IP Assets from their respective signage at all locations, letterhead, stationary, advertising, websites and other marketing materials and other content available for viewing by the public, and will change its name with the California Secretary of State and all other jurisdictions in which Seller has made registrations to transact business, and any other registrations and/or name filings such that Seller’s name does not include the words “Hand MD” or any derivative thereof, or any name which sounds or looks similar thereto, or any trademarks or trade names used in the Seller Business, and Seller shall otherwise cease to use such names for all purposes, other than as necessary for the winding up of its business affairs.

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8. Noncompetition, Nonsolicitation and Nondisparagement.

(a) Noncompetition. Seller and the Principal Owners each acknowledge that (i) Hand MD and Synergy would not have entered into this Agreement but for the agreements and covenants contained in this Section 8; and (ii) the agreements and covenants contained in this Section 8 are reasonable and appropriate in scope; (iii) the Seller Business is worldwide in scope; and (iv) the business of Hand MD is worldwide in scope. To induce Hand MD to enter into this Agreement, each of Seller and the Principal Owners covenants and agrees that during the period commencing on the Effective Date and ending on the fifth (5th) anniversary of the Effective Date (the “Restricted Period”), Seller, the Principal Owners and their respective Affiliates shall not, directly or indirectly, (A) engage in any business or activity that competes with the Seller Business; (B) render any services to any Person for use in competing with Hand MD in connection with the Seller Business; (C) have an interest in any Person engaged in any business that competes with Hand MD in connection with the Seller Business, in any capacity, including, without limitation, as a shareholder, officer, director, principal, agent, trustee or consultant or any other relationship or capacity; provided, however, Seller or any of the Principal Owners may own, solely as an investment, securities of any Person which are publicly traded if Seller or such Principal Owner, as the case may be (I) is not a controlling Person of, or a member of a group which controls, such Person and (II) does not own two percent (2%) or more of any class of securities of such Person; or (D) interfere with business relationships (whether formed heretofore or hereafter) between Hand MD or any of its Affiliates and customers, suppliers or prospects of the Seller Business. For purposes of this Section 8(a), with respect only to Alex Khadavi, the “Seller Business” shall be defined as the business of developing, manufacturing, and selling hand care, nail care and nail polish products.

(b) Employees of the Business. During the Restricted Period, Seller, the Principal Owners and their respective Affiliates shall not, directly or indirectly, (i) solicit or encourage any employee or consultant performing services in connection with the Seller Business to leave the employment or retention of Hand MD or any of its Affiliates, or (ii) hire any such employee or consultant who was performing services in connection with the Seller Business and who has left the employment or retention of Hand MD or any of its Affiliates within one (1) year of the termination of such employee’s employment or consultant’s retention with Hand MD or any of its Affiliates.

(c) Customers of the Business. During the Restricted Period, Seller, its employees, officers, directors, the Principal Owners, and their respective Affiliates shall not (i) persuade or attempt to persuade any customer, prospective customer, client, prospective client, supplier or vendor of Hand MD or any of its Affiliates not to hire or do business with Hand MD or any of its Affiliates or any successor thereto; (ii) solicit for himself or any Person other than Hand MD or any of its Affiliates, the business of any Person who is a customer, client, supplier or vendor of Hand MD or any of its Affiliates, or was its customer or supplier within two (2) years prior to the time of such solicitation to the extent that such business is similar to the business conducted by such customer or supplier with Hand MD.

(d) Confidential Information. From and after the Closing, Seller, its members, employees, officers, managers, the Principal Owners and their respective Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others, all confidential matters relating to the Seller Business or Hand MD and its Affiliates, including, but not limited to, “know how”, trade secrets, customer lists, supplier lists, details of consultant and employment contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, technical processes, designs and design projects, processes, inventions, software, source codes, object codes, systems documentation and research projects and other business affairs (“Confidential Information”), and shall not disclose them to anyone outside of Hand MD and its Affiliates; provided, however, this covenant shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by the Seller, the Principal Owners or their respective Affiliates. Seller, the Principal Owners and their respective Affiliates may disclose Confidential Information if required to do so in any legally required government or securities filings, legal proceedings, subpoena, civil investigative demand or other similar process; provided, that Seller (A) provides Hand MD with prompt notice of such required disclosure so that Hand MD may attempt to obtain a protective order, (B) cooperates with Hand MD, at Hand MD’s expense, in obtaining such protective order, and (C) only discloses that Confidential Information which it is absolutely required to disclose as advised by counsel.

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(e) Nondisparagement. After the Effective Date, Seller and the Principal Owners will not disparage Hand MD, any of Hand MD’s Affiliates or any of such parties’ shareholders, directors, officers, employees or agents.

(f) Tolling of Covenant Periods. The Restricted Period provided in this Section 8 shall not include and shall be extended beyond, any time during which a party is failing to comply with any provision of this Section 8 with respect to such party.

(g) Blue Penciling. If any term or other provision of this Section 8 is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Section 8 shall nevertheless remain in full force and effect. Upon determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to, or the arbitrator making such a determination shall, modify this Section 8 so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9. Indemnification.

(a) Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

(b) Indemnification by Seller. Seller shall defend, indemnify and hold harmless Synergy, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

i.	any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; or

ii.	any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

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(c) Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, Synergy shall promptly provide written notice of such claim to Seller. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any action by a person or entity who is not a party to this Agreement, Seller, at its sole cost and expense and upon written notice to Synergy, may assume the defense of any such action with counsel reasonably satisfactory to Synergy. Synergy shall be entitled to participate in the defense of any such action, with its counsel and at its own cost and expense. If Seller does not assume the defense of any such action, Synergy may, but shall not be obligated to, defend against such action in such manner as it may deem appropriate, including, but not limited to, settling such action, after giving notice of it to Seller, on such terms as Synergy may deem appropriate and no action taken by Synergy in accordance with such defense and settlement shall relieve Seller of its indemnification obligations herein provided with respect to any damages resulting therefrom. Seller shall not settle any action without Synergy’s prior written consent (which consent shall not be unreasonably withheld or delayed).

10. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

11. Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The Parties hereto irrevocably consent to the exclusive jurisdiction of, the federal and state courts of the State of Delaware located in Wilmington, Delaware for such purpose.

12. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the Party to whom notice is to be given, or (ii) on the day of delivery by Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service, to the Party as follows:

If to the Seller or any Principal Owner:	Hand MD, LLC
12121 Wilshire Boulevard #1012
Los Angeles, CA 90025
Attention: Advanced Skin and Care

Copy to:	Klehr Harrison Harvey Branzberg LLP
1835 Market Street, Suite 1400
Philadelphia, PA 19103
Attention: William W. Matthews, III

If to Hand MD:	Hand MD Corp.
865 Spring Street
Westbrook, ME 04092
Attention: President

Copy to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Attention: Zachary R. Bishop

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Any Party may change its address for the purpose of this Agreement by giving the other Party written notice of its new address in the manner set forth above.

13. Execution of Documents; Counterparts; Delivery by Facsimile or E-Mail. Each party agrees to execute all documents necessary to carry out the purpose of this Agreement and to cooperate with each other for the expeditious filing of any and all documents and the fulfillment of the terms of this Agreement. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, to the extent signed and delivered by facsimile transmission or email (in PDF format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

14. Successors and Assigns. Any Party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties hereto; provided that this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Parties hereto.

15. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties hereto, or in the case of a waiver, by the Party waiving compliance. Any waiver by any Party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

16. Entire Agreement. This Agreement, the Exhibits and schedules hereto contain the entire understanding between the Parties hereto with respect to the transactions contemplated hereby and thereby and supersede and replace all prior agreements and understandings, oral or written, with regard to such transactions. All schedules and exhibits hereto and any documents and instruments delivered pursuant to any provision hereof are expressly incorporated herein and made a part of this Agreement as fully as though completely set forth herein. This Agreement shall only be binding on the Parties hereto upon execution and delivery of this Agreement by each of the Parties.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, each of the undersigned parties has duly executed this Contribution Agreement, effective as of the date first set forth above.

HAND MD, LLC

By:	/s/ Kara Harshbarger
Name:	Kara Harshbarger
Title:	President

HAND MD CORP.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	President

SYNERGY CHC CORP.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	CEO

/s/ Kara Harshbarger
Kara Harshbarger

/s/ Alex Khadavi
Alex Khadavi

/s/ Afshin Shargani
Afshin Shargani

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